                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
                              the ("EXCHANGE ACT")

     Date of Report (date of earliest event reported): September 28, 1999
                         Medical Device Alliance Inc.

               (Exact Name of Registrant as Specified in its Charter)

                                      Nevada
                   (State or Other Jurisdiction of Incorporation)

            0-24979                                        88-0345058
   (Commission File Number)                   (IRS Employer Identification No.)

                 5851 West Charleston, Las Vegas, Nevada, 89146
          (Address of Principal Executive Offices, Including Zip Code)

                                  (702) 870-8663
                (Registrant's Telephone Number, Including Area Code)

                      INFORMATION TO BE INCLUDED IN THE REPORT

Item 5 OTHER EVENTS

         As previously reported on Form 8-K dated July 8, 1999, in the case of Robert Ahr, et. al. v. Medical Device Alliance, Inc. (the "COMPANY" ), case no. A400852 (the "RECEIVERSHIP ACTION"), the District Court of Clark County Nevada (the "COURT"), by order dated June 29, 1999 appointed George W. Swarts as receiver (the "RECEIVER") over the Company. Subsequent to such appointment, the Receiver, pursuant to Nevada law, has assumed all of the day-to-day administration and management of the Company and its assets. On August 31, 1999, as required by Nevada law, the Receiver filed his initial report to the Court to inform the Court of the progress of the receivership (the "RECEIVERSHIP") to date, and the Receiver's plans for the Company for the immediate future. Among other things, the Receiver's report to the Court disclosed that the Receiver had taken custody or effective control of all the Company's funds and property that he had been able to initially identify, and was continuing his diligence investigation to determine whether additional assets (and/or claims) could be identified and marshaled. The Receiver's report included, among other things, a segment discussing the Company's operating subsidiaries, Lysonix Inc., and Parallax Medical, and an outline on the Receiver's near term plan to streamline operations to bring value to the Receivership estate, including by, collecting receivables, recovering lost or converted assets, identifying legal causes of action, and promoting the business interests of the Company. In the course of his initial investigation, the Receiver reported that he had uncovered information that he believed indicated certain questionable transactions with the Company's former President and Chairman of the Board, and certain discrepancies in the Company's books and records, and indicated that he intended to file lawsuits to recover, among other things, losses resulting from certain transactions involving the Company's former President and Chairman of the Board, and to compel the release of unauthorized restrictions and liens on the Company's single largest asset, consisting of stock and warrants to purchase stock in INAMED Corporation, a Delaware corporation.

         In addition, due to the Company's failure to pay its auditors, as well as ongoing complications related to the Receivership and the on-going diligence investigation being conducted by the Receiver, the Company has not been able to complete the audit of its year end financial statements, or to complete the preparation of the financial statements for the year ended December 31, 1998, and for the interim periods ended March 31, and June 30, 1999. As a result, and as previously reported and filed on Forms 12b-25 and 8-K, the Company has been, and continues to be unable to file its Form 10-K and Form 10-Qs for such respective periods. Until such time as the Company is able to pay its auditors and complete the preparation and audit of its year end and interim financial statements, the Company will remain in non-compliance with its reporting obligations under the Securities Exchange
Act of 1934 (the "EXCHANGE ACT").   While the Company intends to diligently
work to pay the auditors and finalize its financial statements as soon as reasonably practicable, given its current financial and other constraints, combined with the inability to predict the results of the Receiver's on-going diligence investigation, the Company is unable at this time to determine with any degree of certainty when it expects to be in full compliance with its reporting obligations under the Exchange Act.

         On September 7, 1999, a hearing ("HEARING") was held in the Receivership Action where the Court considered motions by the Company's former President and Chairman, Donald K. McGhan to: 1) terminate the Receivership and appoint in its stead a new board of directors, 2) amend the Company's bylaws to add two directors and permit the shareholder plaintiffs to designate one new director, and the new board to designate the other new director; and 3) permit Mr. McGhan to intervene in the Receivership Action and to add all directors of the Company as parties to the litigation. After consideration, the Court denied the motions to terminate the receivership and appoint a new board of directors, and to amend the Company's bylaws to expand the board of directors, and granted the motion to amend the Receivership Action to add the directors and to permit Mr. McGhan to intervene.

         On September 8, 1999, the Receiver filed a complaint (the "COMPLAINT") in the Nevada District Court, (Case No. A407895) against Messrs. Donald K., Jim J. and Lon L. McGhan, Ms. Nikki M. Moseley, and certain unidentified persons and entities. The Complaint relates to (i) the ownership and/or alleged ownership by the Company of certain stock and warrants to purchase stock in INAMED, and damages related thereto (asserting claims of breach of the duty of loyalty and seeking recovery of INAMED stock and warrants and damages pertaining to the INAMED stock); (ii) damages relating to the alleged negligent decision not to maintain a licensing agreement with Misonix, Inc. ("MISONIX") for the benefit of the Company's wholly owned subsidiary, LYSONIX, relating to the main component part in production and sale of LYSONIX's principal product, and alleged negligence relating to the agreement by LYSONIX to defend any and all patent infringement actions brought against Misonix (asserting claims of breach of the duty of due care); (iii) damages relating to the alleged undercapitalization of the Company's wholly owned subsidiaries, Parallax and LYSONIX, and alleged corporate waste resulting therefrom and from related party leases and failure to pay sales taxes with respect to LYSONIX (asserting various claims of breach of the duty of due care); and (iv) damages relating to various alleged self-dealing activities, including, improper loans to related parties, excessive golden parachute employment arrangements, excessive management fees, various improper related party leases and other alleged associated waste of corporate assets

(asserting various claims of breach of the duty of due care, breach of the duty of loyalty, self-dealing, waste and conspiracy). While the Company believes that all the allegations in the Complaint are meritorious, there can be no assurance that the Company will prevail on its claims, or that if it prevails, it will receive the damages and/or redress it seeks.

         The Company has not held its scheduled 1999 annual meeting because it believes that the election of directors has been rendered moot under Nevada law by the appointment of the Receiver. In addition, the Company believes that the overall finding of the Court at the Hearing effectively mandated maintenance of the status quo of the Company, its Board of Directors and shareholders pending the final disposition of the Receivership Action. Accordingly, on September 21, 1999 the Receiver petitioned the Court for formal instruction and confirmation with respect to such matters, including instructions to the transfer agent to prevent trading in the Company's stock pending full compliance with the Company's reporting obligations under the Exchange Act. The Company has postponed its 1999 annual meeting indefinitely, and will not register any transfers of the Company's stock on its stock ledger pending a formal order from the Court in response to the Receiver's petition for instructions, or potentially, until the final disposition of the Receivership Action.

SIGNATURES:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MEDICAL DEVICE ALLIANCE INC.

                                 By:  /s/ George C. Swarts
                                    ------------------------------------------
                                     (Print name and title of signing officer)
                                      George C. Swarts, Receiver

                                 Dated: September 28, 1999